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                                                                    EXHIBIT 99.5

                                 SYNOPSYS, INC.
                        STOCK OPTION ASSUMPTION AGREEMENT

                              SYSTEMS SCIENCE INC.
                             1998 STOCK OPTION PLAN


OPTIONEE:  DAVID ALLENBAUGH

               STOCK OPTION ASSUMPTION AGREEMENT issued as of the 21st day of July, 1998 by Synopsys, Inc., a Delaware corporation ("Synopsys").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Systems Science Inc., a California corporation ("SSI"), which were granted to Optionee under the Systems Science Inc. 1998 Stock Option Plan (the "Plan") and are evidenced by (i) a Stock Option Agreement (the "Option Agreement") between SSI and Optionee and (ii) a Memorandum dated March 17, 1998 from SSI to Optionee (the "Memorandum"), which in part amends or modifies the Option Agreement. The Option Agreement as amended by the Memorandum shall be referred to in this document as the "Modified Option Agreement."

               WHEREAS, SSI has this day been acquired by Synopsys through Synopsys's purchase of all of the issued and outstanding shares of capital stock of SSI (the "Acquisition") pursuant to the Stock Purchase Agreement, dated as of July 17, 1998, by and between Synopsys, SSI and the SSI Securityholders (the "Purchase Agreement").

               WHEREAS, the provisions of the Purchase Agreement require Synopsys to assume all obligations of SSI under all outstanding options under the Plan at the consummation of the Acquisition and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Purchase Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Acquisition is
0.0096566 of a share of Synopsys common stock ("Synopsys Stock") for each outstanding share of SSI common stock ("SSI Stock").

               WHEREAS, this Agreement is to become effective immediately upon the consummation of the Acquisition (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by Synopsys in connection with the Acquisition.


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               NOW, THEREFORE, it is hereby agreed as follows:

               1. The number of shares of Synopsys Stock subject to the stock options held by Optionee under the Plan immediately prior to the Effective Time (the "SSI Options") and the exercise price payable per share are set forth in Exhibit A hereto. Synopsys hereby assumes, as of the Effective Time, all the duties and obligations of SSI under each of the SSI Options. In connection with such assumption, the number of shares of Synopsys Stock purchasable under each SSI Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Synopsys Stock subject to each SSI Option hereby assumed shall be as specified for that option in attached Exhibit A, and the adjusted exercise price payable per share of Synopsys Stock under the assumed SSI Option shall be as indicated for that option in attached Exhibit A.

               2. The following provisions shall govern each SSI Option hereby assumed by Synopsys:

                             (a) Unless the context otherwise requires, all
               references in each Modified Option Agreement and in the Plan (as incorporated into such Modified Option Agreement) (i) to the "Company" shall mean Synopsys, (ii) to "Stock" shall mean shares of Synopsys Stock, (iii) to the "Board" shall mean the Board of Directors of Synopsys and (iv) to the "Committee" shall mean the Compensation Committee of the Synopsys Board of Directors.

                             (b) The grant date and the expiration date of each
               assumed SSI Option and all other provisions which govern either the exercisability or the termination of the assumed SSI Option shall remain the same as set forth in the Modified Option Agreement applicable to that option and shall accordingly govern and control Optionee's rights under this Agreement to purchase Synopsys Stock.

                             (c) Pursuant to the terms of the Modified Option
               Agreement, the installment vesting schedule in effect for each assumed SSI Option held by Optionee shall automatically accelerate by one (1) year upon the consummation of the Acquisition. Each such assumed SSI Option held by Optionee, as so accelerated and as adjusted in accordance with the provisions of paragraph 1 above, shall be assumed by Synopsys as of the Effective Time. Each such assumed SSI Option held by Optionee shall thereafter continue to become exercisable for the remaining shares in accordance with the installment exercise schedule in effect under the applicable Modified Option Agreement immediately prior to the Effective Time (after giving effect to the one year of accelerated vesting), with the number of shares of Synopsys Stock subject to each such installment adjusted to reflect the Exchange Ratio.

                             (d) For purposes of applying any and all provisions
               of the Modified Option Agreement relating to Optionee's status as an employee or a



                                       2.

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               consultant of SSI, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Synopsys or any present or future Synopsys subsidiary. Accordingly, the provisions of the Modified Option Agreement governing the termination of the assumed SSI Options upon Optionee's cessation of service as an employee or a consultant of SSI shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Synopsys and its subsidiaries, and each assumed SSI Option shall accordingly terminate, within the designated time period in effect under the Modified Option Agreement for that option, following such cessation of service as an employee or a consultant of Synopsys and its subsidiaries. A change in status from an employee to a consultant or from a consultant to an employee will not constitute an interruption of continuous status as an employee or a consultant.

                             (e) The adjusted exercise price payable for the
               Synopsys Stock subject to each assumed SSI Option shall be payable in any of the forms authorized under the Modified Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Synopsys Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as SSI Stock prior to the Acquisition shall be taken into account.

                             (f) In order to exercise each assumed SSI Option,
               Optionee must deliver to Synopsys a written notice of exercise in which the number of shares of Synopsys Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Synopsys Stock and should be delivered to Synopsys at the following address:

                             Synopsys, Inc.
                             700 East Middlefield Road
                             Mountain View, California 94043-4033
                             Attention: Option Plan Administrator

               3. Except to the extent specifically modified by this Stock Option Assumption Agreement, all of the terms and conditions of each Modified Option Agreement as in effect immediately prior to the Acquisition shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.



                                             3.
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               IN WITNESS WHEREOF, Synopsys has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly authorized officer as of the ____ day of ____________________, 1998.


                                       SYNOPSYS, INC.



                                       By:_____________________________________

                                       Title:__________________________________


                                 ACKNOWLEDGMENT


               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and acknowledges that all rights and liabilities with respect to each of his or her SSI Options hereby assumed by Synopsys are as set forth only in the Modified Option Agreement, the Plan and such Stock Option Assumption Agreement and no other agreements exist with respect to his or her SSI Options. The undersigned also acknowledges that except to the extent specifically modified by this Stock Assumption Agreement, all of the terms and conditions of the Modified Option Agreement as in effect immediately prior to the effective time shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement. The undersigned further acknowledges that the SSI Option or Options described in Exhibit A hereto constitute all of the options or other rights to purchase SSI Stock that he or she owned immediately prior to the Effective Time.


                                       ________________________________________
                                       DAVID ALLENBAUGH, OPTIONEE



DATED: __________________, 1998



                                       4.
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                                    EXHIBIT A

                Optionee's Outstanding Options to Purchase Shares
             of Systems Science Inc. Common Stock (Pre-Acquisition)
                                       and
                Optionee's Outstanding Options to Purchase Shares
                of Synopsys, Inc. Common Stock (Post-Acquisition)